EXHIBIT 23a

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No’s. 33-44788, 333-02873 and 333-107414 on Form S-8 of our report dated June 27, 2007, appearing in this Annual Report on Form 11-K of the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP
Parsippany, New Jersey June 27, 2007

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